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                           PLAYBOY ENTERPRISES, INC.

                         Office of the General Counsel

                                                   July 18, 1990

Christie Hefner
680 North Lake Shore Drive
Chicago, Illinois 60611

Dear Christie:

     As you know, the Company completed its recapitalization into a dual class common stock structure on June 7, 1990, with each two shares of common stock issued prior to that date becoming one share of Class A Common Stock ("Class A Stock") having one vote per share, and three shares of Class B Common Stock ("Class B Stock") without voting rights. Because the recapitalization created a second class of stock and approximately doubled the total number of common shares outstanding, the Company's Stock Option Committee (the "Committee"), consistent with the terms of Section 4.6 of the Plan and Section 2.4 of your stock option agreement with the Company, has made the following adjustments to your option:

                 Existing Option             Option as Adjusted
                 ---------------             ------------------

                 100,000 shares               50,000 shares of Class A Stock
                                             150,000 shares of Class B Stock

Exercise Price
per share        13-3/8 ($13.375)            6-11/16 ($6.6875) per share of
                                             Class A Stock and Class B Stock

Your option will continue to be exercisable in four equal annual installments beginning November 9, 1990 with respect to each class of shares covered thereby.

     Please call me if you have any questions about the terms of your option, as revised.

                                             Very truly yours,

                                             PLAYBOY ENTERPRISES, INC.

                                             /s/ Howard Shapiro
                                             -------------------------
                                             Howard Shapiro

HS:gg


        680 NORTH LAKE SHORE DRIVE/CHICAGO, ILLINOIS 60611/312-751-8000